Exhibit 5.1
June 25, 2025

Lifeward Ltd.
200 Donald Lynch Blvd.
Marlborough, MA 01752

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (as amended, the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on or about the date hereof, including the related prospectus therein (the “Prospectus”) by Lifeward Ltd., an Israeli company (the “Company”), relating to the offer and sale by the Company of:

a.	ordinary shares, par value NIS 1.75 per share, of the Company (“Ordinary Shares”, and the Ordinary Shares to be sold under the Registration Statement, the “Shares”);

b.	warrants to purchase Ordinary Shares (“Warrants”);

c.	pre-funded warrants to purchase Ordinary Shares (“Pre-Funded Warrants”);

d.	warrants to be issued to H.C. Wainwright & Co., LLC (the “Placement Agent”) or its designees to purchase Ordinary Shares (the “Placement Agent Warrants”); and

e.
Ordinary Shares issuable upon exercise of the Warrants, Pre-Funded Warrants and Placement Agent Warrants (the “Exercise Shares” and, together with the Shares, Warrants, Pre-Funded Warrants and Placement Agent Warrants, the “Securities”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Act, in connection with the filing of the Registration Statement.

The Shares, Warrants, Pre-Funded Warrants and the applicable Exercise Shares issuable upon exercise of the Warrants and Pre-Funded Warrants are being issued pursuant to the Prospectus and that certain Securities Purchase Agreement, the form of which is attached as Exhibit 10.29 to the Registration Statement, between the Company and each purchaser identified on the signature pages thereto (the “Securities Purchase Agreement”), and the Placement Agent Warrants and the applicable Exercise Shares issuable upon exercise of the Placement Agent Warrants are being issued pursuant to that certain engagement agreement, dated January 6, 2025, as amended on May 13, 2025, between the Company and the Placement Agent (the “Engagement Agreement”). The proposed maximum aggregate offering price of the Securities pursuant to the Registration Statement is $8,881,000.

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, including such certificates and statements of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1.
The Shares have been duly authorized, and upon payment of the consideration therefor provided for in the Prospectus and the Securities Purchase Agreement will be validly issued, fully paid and non-assessable.

2.
The Warrants have been duly authorized, and upon the due execution, authentication, issuance and delivery of the Warrants and upon payment of the consideration therefor provided in the Prospectus and the Securities Purchase Agreement will be validly issued.

3.
The applicable Exercise Shares to be issued upon exercise of the Warrants have been duly authorized, and upon exercise of the Warrants and upon payment of the consideration therefor provided in the Warrants will be validly issued, fully paid and nonassessable.

4.
The Pre-Funded Warrants have been duly authorized, and upon the due execution, authentication, issuance and delivery of the Pre-Funded Warrants and upon payment of the consideration therefor provided in the Prospectus and the Securities Purchase Agreement will be validly issued.

5.
The applicable Exercise Shares to be issued upon exercise of the Pre-Funded Warrants have been duly authorized, and upon exercise of the Pre-Funded Warrants and upon payment of the consideration therefor provided in the Pre-Funded Warrants will be validly issued, fully paid and nonassessable.

6.
The Placement Agent Warrants have been duly authorized, and upon the due execution, authentication, issuance and delivery of the Placement Agent Warrants and upon payment of the consideration therefor provided in the Prospectus and the Engagement Agreement will be validly issued.

7.
The applicable Exercise Shares to be issued upon exercise of the Placement Agent Warrants have been duly authorized, and upon exercise of the Placement Agent Warrants and upon payment of the consideration therefor provided in the Placement Agent Warrants will be validly issued, fully paid and nonassessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

The opinion set forth in this letter is effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereafter may be brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the references to this firm in the sections entitled “Legal Matters” and “Enforceability of Civil Liabilities” in the Registration Statement and the Prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act. We express no opinion other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours, /s/ Goldfarb Gross Seligman & Co. Goldfarb Gross Seligman & Co.